EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-8 of our report dated June 23, 1999, incorporated by reference in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 29, 1999.



DELOITTE & TOUCHE LLP

Portland, Oregon
January 5, 2000